Exhibit 99.1
CINCINNATI FINANCIAL CORPORATION

Investor Contact: Dennis E. McDaniel, 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik, 513-603-5323 Media_Inquiries@cinfin.com
Cincinnati Financial Reports Second-Quarter 2009 Results
Cincinnati, July 30, 2009 — Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•	Second-quarter 2009 net loss of $19 million compared with net income of $63 million in the second quarter of 2008.

•	Book value per share of $25.49, an increase of 6.7 percent during the quarter.

•	Operating loss* of $5 million, or 3 cents per share, compared with operating income of $69 million, or 42 cents per share.

•	Net income and operating income declined 25 cents per share compared to second-quarter 2008 from the effects of higher catastrophe losses and a lesser amount of favorable development on loss and loss expense reserves for prior accident years. The contribution from investment income declined 9 cents per share.

•	Value creation ratio of 8.4 percent for the second quarter and 2.0 percent for the first half of 2009 compared with negative 23.5 percent for the full year 2008.
Financial Highlights

	Three months ended June 30,			Six months ended June 30,
(Dollars in millions except share data)	2009	2008	change %	2009	2008	change %

Revenue Highlights
Earned premiums	$770	$794	(3.1)	$1,535	$1,575	(2.5)
Investment income	119	130	(8.4)	243	282	(13.9)
Total revenues	874	917	(4.7)	1,764	1,621	8.8
Income Statement Data
Net income (loss)	$(19)	$63	nm	$17	$21	(20.0)
Net realized investment gains and losses	(14)	(6)	(119.0)	(15)	(157)	90.0

Operating income (loss)*	$(5)	$69	nm	$32	$178	(81.8)

Per Share Data (diluted)
Net income (loss)	$(0.12)	$0.38	nm	$0.10	$0.13	(23.1)
Net realized investment gains and losses	(0.09)	(0.04)	(125.0)	(0.10)	(0.95)	89.5

Operating income (loss)*	$(0.03)	$0.42	nm	$0.20	$1.08	(81.5)

Book value				$25.49	$28.99	(12.1)
Cash dividend declared	0.39	0.39	0.0	0.78	0.78	0.0
Diluted weighted average shares outstanding	162,556,327	165,044,463	(1.5)	162,738,081	164,601,462	(1.1)
Insurance Operations Highlights
•	116.6 percent second-quarter 2009 property casualty combined ratio, a pre-tax underwriting loss of $122 million.

•	Property casualty net written premiums decreased $67 million or 8.5 percent, driven by economic trends lowering insured exposures along with continued weak pricing in the insurance marketplace.

•	$7 million increase in property casualty new business written by agencies in the second quarter of 2009, driven by $6 million from surplus lines operations that began in 2008.

•	7 cents per share contribution from life insurance operations to second-quarter operating income, up from 6 cents.
Balance Sheet and Investment Highlights
•	$25.49 book value compared with $23.88 at March 31, 2009, and $25.75 at December 31, 2008, with the second-quarter improvement reflecting higher market-driven valuations in the investment portfolio.

•	Excellent financial flexibility and growth capacity with property casualty statutory surplus of $3.241 billion at June 30, 2009, compared with $3.360 billion at December 31, 2008. Parent company cash and marketable securities of $1.046 billion provide shareholder dividend capacity.

•	Investment income declined for the quarter and year-to-date periods, reflecting recent quarter portfolio changes from a capital preservation diversification strategy. Lower dividend income from equity securities was partially offset by higher interest income from bonds.

*	The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 10 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles or Statutory Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 8).

Cincinnati Financial Second-Quarter Earnings Release 1

Focus Continues on Long-Term Value Creation
Kenneth W. Stecher, president and chief executive officer, commented, “The 2009 second quarter brought an unwelcome repeat of recent trends for our property casualty insurance operations. Our underwriting loss primarily was driven by very high catastrophe losses, less favorable development on claims for prior accident years and a prolonged period of soft pricing and economic weakness that has reduced premium revenues for our company and our industry. Interest and dividend income from investments and steady profits from life insurance operations offset some of the property casualty underwriting loss.
“At June 30, 2009, unrealized gains in our stock and bond portfolio significantly exceeded the March 31 level. This increase offset the effects of the second-quarter underwriting loss on book value per share, which rose by $1.61 during the quarter. As a result, the value creation ratio we use to measure our success trended positively, reaching 8.4 percent for the second quarter and 2.0 percent for the six months. Looking past 2009 to the 2010-2014 period, we continue to target a five-year value creation ratio of 12 percent to 15 percent, comprised of the total of our rate of growth in book value per share plus the rate of dividend contribution per share.
“We continue to focus on actions to build our company’s long-term competitive advantages, financial strength and stability through all market cycles. Some of those actions, such as the diversification of our investment portfolio that has been achieved over the past year, set income back for the short term but improved our position going forward. We rebalanced our portfolio with a smaller equity component in order to preserve capital and increase stability. After adjusting prior periods to reflect current accounting standards for impaired securities, we expect to again see favorable trend comparisons for investment income by the end of this year’s second half. At that point, we anticipate interest from bonds will increase to a level that offsets lower dividends from our stock holdings.
“We believe that the quality of an insurer’s balance sheets hinges on its reserving practices,” Stecher noted. “Consistent reserving practices are essential during soft markets. As losses develop over the years after they occur, our reserves have proven more than adequate and allowed us to release favorable development from prior-year loss reserves into current earnings. In the current quarter and first half, the benefit from this savings was less than in the year-ago period because we slightly increased our inflation assumption for workers’ compensation reserves going back 20 or more years. Our reserves for open workers’ compensation claims total nearly $1 billion, so even small changes in inflation assumptions translate into significant quarterly income effects.
“The unique strength of our relationship with our agents remains a key competitive advantage, and we remain confident that it will lead to profitable growth as insurance markets improve. Our strong capital position provides plenty of capacity for that growth along with financial flexibility.”
Improving Profitability
Stecher said, “We expect to see improvement in our underperforming workers’ compensation and homeowner lines of business as we apply predictive modeling techniques to improve pricing accuracy. We are on target to begin using our workers’ compensation predictive modeling tool throughout our operating territory during the second half of 2009 to assist our underwriting staff with improved risk selection and pricing capabilities. We recently refined our homeowner predictive modeling and continue to improve pricing sophistication for individual risks. Rate increases are also being implemented for states representing approximately 80 percent of our personal lines business.
“Frequent catastrophe events continue to weigh on our results, particularly for the homeowner line. In addition to the three significant events during the second quarter for which we reported a preliminary catastrophe loss estimate on July 13, we identified smaller impacts from several events classified as catastrophes by Property Claims Services, an industry group that declares catastrophes when a single incident or a series of closely related incidents causes severe insured property losses totaling more than $25 million. Our second quarter 2009 total incurred losses from catastrophes were $118 million compared with $113 million for the same quarter in 2008.
“These amounts in both periods were well above our historical norm for catastrophe losses. We are addressing catastrophe risk through several initiatives, including ongoing efforts to control our hurricane exposure. Additionally, we have made progress with geographic diversification, expanding our personal lines operations over the past 18 months into seven states less prone to catastrophe events. Through the first six months of 2009, agencies in these states already have contributed more than $5 million of new business, approximately 15 percent of total new personal lines business. While it will take time to see meaningful earnings effects from geographic diversification, it is an important part of our enterprise risk management program.”

Cincinnati Financial Second-Quarter Earnings Release 2

Driving Growth
Stecher continued, “Although new property casualty business written for the second quarter of 2009 exceeded the 2008 level by 6.9 percent, due primarily to our surplus lines operation, total net written premiums declined 8.5 percent. These trends reflect pricing pressure as well as reduced premiums based on insured exposures that are highly sensitive to economic cycles, such as business sales or payrolls. Premiums on commercial accounts we choose to renew continue to reflect pricing declines at a low-single-digit rate, on average. We choose not to renew accounts that would require price decreases out of proportion to the quality of the individual risk.
“Rather than compete for business that appears to be underpriced, we are focusing on expanding our agency plant, geographical territory and lines of business. During the second quarter, we appointed our first Colorado agency, and we expect to announce our first agency relationship in Wyoming soon. We also recently added a third marketing territory in Texas, a state where we began actively marketing in 2008, and generated $3 million in direct written premiums for the first half of 2009. Typically, new agencies give us opportunities to underwrite accounts they formerly placed with another carrier, bringing us the advantage of risk characteristics and loss histories that are well-known to our agent.
“Agents also have responded enthusiastically to the surplus lines offerings of The Cincinnati Specialty Underwriters Insurance Company, now in its second year of operation. Of the $29 million increase in new, consolidated property casualty business written in the first six months, $12 million was surplus lines premium. Our ability to handle surplus lines risk through this company also increases our opportunities to write standard business for the same accounts through The Cincinnati Insurance Company.
“Our life insurance operation similarly provides opportunities to cross-sell life insurance products to clients of the independent agencies that sell Cincinnati’s property casualty insurance policies. We continue to enhance this portfolio of products and later this year plan to offer a new secondary guarantee universal life product, a new return of premium term life series and also a worksite return of premium 20-year term life product.
“We are on the verge of introducing our new commercial lines policy administration system, which we expect to drive future premium growth. A group of our associates are using it now to produce commercial package and commercial auto policies for Ohio and Indiana agencies they serve. In October, agents will receive the system and will gain direct bill capability. Further, our improved personal lines administration system is on track for early 2010 delivery to agents.
“In summary, our second quarter results were a disappointment but not a surprise, and we see few signs of a better environment for the remainder of 2009. Looking to the future, we strengthened our competitive and financial position during the second quarter by continuing to improve our portfolio and risk management, build our agency relationships, expand our independent agency force and advance our technology.”
Stecher concluded, “Our property casualty insurance group was named in July to the Ward’s 50 list of insurers that excel at balancing financial strength with superior performance over a five-year period. Our group is one of only five insurers named to the Ward’s 50 every year since inception of the list 19 years ago. With support from our loyal shareholders, agents, policyholders and associates, we will continue making progress and building value that endures over time.”

Cincinnati Financial Second-Quarter Earnings Release 3

Consolidated Property Casualty Insurance Operations

(Dollars in millions; percent change given for dollar amounts	Three months ended June 30,			Six months ended June 30,
and point change given for ratios)	2009	2008	change %	2009	2008	change %

Earned premiums	$733	$761	(3.7)	$1,465	$1,512	(3.1)

Loss and loss expenses before catastrophe losses	502	445	12.8	992	903	9.9
Loss and loss expenses from catastrophe losses	118	113	4.1	171	156	9.3

Total loss and loss expenses	620	558	11.2	1,163	1,059	9.9
Underwriting expenses	235	230	2.6	479	469	2.0

Underwriting loss	$(122)	$(27)	(356.3)	$(177)	$(16)	nm

Other premium metrics:
Agency renewal written premiums	$666	$738	(9.8)	$1,361	$1,472	(7.5)
Agency new business written premiums	107	100	6.9	204	175	16.4
Net written premiums	723	790	(8.5)	1,501	1,566	(4.2)

Ratios as a percent of earned premiums:			Points			Points
Loss and loss expenses	84.5%	73.3%	11.2	79.4%	70.0%	9.4
Underwriting expenses	32.1	30.2	1.9	32.7	31.1	1.6

Combined ratio	116.6%	103.5%	13.1	112.1%	101.1%	11.0

Other metrics within combined ratio:
Contribution from catastrophe losses	16.1	14.9	1.2	11.6	10.3	1.3
Contribution from prior period reserve development	(3.9)	(11.4)	7.5	(1.5)	(6.5)	5.0
•	$67 million or 8.5 percent decrease in second-quarter property casualty net written premiums as the effects of exposure decreases, soft pricing and disciplined renewal underwriting more than offset growth in new business.

•	$7 million increase in 2009 new business written by agencies reflected the contribution from growth initiatives, including a $6 million increase from surplus lines.

•	1,168 agency relationships with 1,444 reporting locations marketing standard market property casualty insurance products at June 30, 2009, up from 1,133 agency relationships with 1,387 reporting locations at year-end 2008.

•	Second-quarter 2009 GAAP combined ratio increased primarily due to less favorable development on prior accident year loss and loss expense reserves. The underwriting profit impacts of this prior accident year reserve development for the second quarter of 2009 and 2008, respectively, were $29 million unfavorable and $9 million favorable for the workers’ compensation line of business and $58 million favorable and $77 million favorable for all other lines of business.

			Three months ended June 30,			Six months ended June 30,
(In millions, net of reinsurance)			Commercial	Personal		Commercial	Personal
Dates	Cause of loss	Region	lines	lines	Total	lines	lines	Total

2009
Jan. 26-28	Flood, freezing, ice, snow	South, Midwest	$(1)	$—	$(1)	$5	$15	$20
Feb. 10-13	Flood, hail, wind	South, Midwest, East	4	5	9	15	23	38
Feb. 18-19	Wind, hail	South	1	3	4	1	8	9
Apr. 9-11	Flood, hail, wind	South, Midwest	13	15	28	13	15	28
May 7-9	Flood, hail, wind	South, Midwest	12	17	29	12	17	29
Jun. 2-6	Flood, hail, wind	South, Midwest	6	4	10	6	4	10
Jun. 10-18	Flood, hail, wind	South, Midwest	21	9	30	21	9	30
All other 2009 catastrophes			5	6	11	5	6	11
Development on 2008 and prior catastrophes			(4)	2	(2)	(7)	3	(4)

Calendar year incurred total			$57	$61	$118	$71	$100	$171

2008
Jan. 4-9	Wind, hail, flood, freezing	South, Midwest	$—	$—	$—	$3	$3	$6
Jan. 29-30	Wind, hail	Midwest	—	—	—	6	4	10
Feb. 5-6	Wind, hail, flood	Midwest	(2)	(1)	(3)	6	8	14
Mar. 14	Tornadoes, wind, hail, flood	South	—	—	—	5	1	6
Mar. 15-16	Wind, hail	South	(2)	1	(1)	2	5	7
Apr. 9-11	Wind, hail, flood	South	19	2	21	19	2	21
May 10-12	Wind, hail, flood	South, Mid-Atlantic	4	3	7	4	3	7
May 22-26	Wind, hail	Midwest	7	2	9	7	2	9
May 29- Jun 1	Wind, hail, flood	Midwest	6	6	12	6	6	12
Jun. 2-4	Wind, hail, flood	Midwest	6	7	13	6	7	13
Jun. 5-8	Wind, hail, flood	Midwest	13	11	24	13	11	24
Jun. 11-12	Wind, hail, flood	Midwest	11	12	23	11	12	23
All other 2008 catastrophes			4	4	8	4	4	8
Development on 2007 and prior catastrophes			—	—	—	(3)	(1)	(4)

Calendar year incurred total			$66	$47	$113	$89	$67	$156

Cincinnati Financial Second-Quarter Earnings Release 4

Insurance Segments Highlights
Commercial Lines Insurance Operations

(Dollars in millions; percent change given for dollar amounts	Three months ended June 30,			Six months ended June 30,
and point change given for ratios)	2009	2008	change %	2009	2008	change %

Earned premiums	$556	$586	(5.2)	$1,112	$1,161	(4.2)

Loss and loss expenses before catastrophe losses	385	342	12.3	759	685	10.8
Loss and loss expenses from catastrophe losses	57	66	(14.0)	71	89	(19.9)

Total loss and loss expenses	442	408	8.1	830	774	7.3
Underwriting expenses	175	177	(1.1)	355	357	(0.6)

Underwriting (loss) profit	$(61)	$1	nm	$(73)	$30	nm

Other premium metrics:
Agency renewal written premiums	$488	$552	(11.7)	$1,045	$1,140	(8.3)
Agency new business written premiums	79	87	(8.7)	155	153	1.5
Net written premiums	524	597	(12.2)	1,149	1,222	(5.9)

Ratios as a percent of earned premiums:			Points			Points
Loss and loss expenses	79.5%	69.7%	9.8	74.6%	66.7%	7.9
Underwriting expenses	31.4	30.2	1.2	32.0	30.7	1.3

Combined ratio	110.9%	99.9%	11.0	106.6%	97.4%	9.2

Other metrics within combined ratio:
Contribution from catastrophe losses	10.2	11.3	(1.1)	6.4	7.6	(1.2)
Contribution from prior period reserve development	(3.9)	(12.5)	8.6	(1.2)	(7.6)	6.4
•	$73 million or 12.2 percent decrease in second-quarter commercial lines net written premiums. Lower renewal premiums reflected pricing declines and lower insured exposure levels such as business sales or payroll volume, reflecting the weak economy. Lower new business premiums reflected decisions to decline business considered underpriced.

•	$13 million of commercial lines new business written was from agencies appointed since January 2008.

•	11.0 percentage-point increase in second-quarter 2009 combined ratio included 6.8 percentage points from development of workers’ compensation loss and loss expense reserves for prior accident years. It unfavorably affected by 5.3 percentage points the second-quarter ratio of 2009 and favorably impacted by 1.5 percentage points the second quarter of 2008.
Personal Lines Insurance Operations

(Dollars in millions; percent change given for dollar amounts	Three months ended June 30,			Six months ended June 30,
and point change given for ratios)	2009	2008	change %	2009	2008	change %

Earned premiums	$172	$174	(1.5)	$343	$351	(2.2)

Loss and loss expenses before catastrophe losses	112	102	10.2	225	217	3.9
Loss and loss expenses from catastrophe losses	61	47	29.3	100	67	47.3

Total loss and loss expenses	173	149	16.2	325	284	14.2
Underwriting expenses	56	52	6.6	110	112	(0.5)

Underwriting loss	$(57)	$(27)	(113.0)	$(92)	$(45)	(107.3)

Other premium metrics:
Agency renewal direct written premiums	$176	$186	(5.3)	$313	$332	(5.6)
Agency new business direct written premiums	19	10	84.7	34	19	76.8
Net written premiums	190	191	(0.6)	334	341	(1.9)

Ratios as a percent of earned premiums:			Points			Points
Loss and loss expenses	100.9%	85.4%	15.5	94.6%	81.0%	13.6
Underwriting expenses	32.3	29.9	2.4	32.3	31.7	0.6

Combined ratio	133.2%	115.3%	17.9	126.9%	112.7%	14.2

Other metrics within combined ratio:
Contribution from catastrophe losses	35.4	27.0	8.4	29.0	19.3	9.7
Contribution from prior period reserve development	(4.3)	(7.2)	2.9	(2.5)	(3.2)	0.7
•	$1 million or 0.6 percent decline in second-quarter personal lines net written premiums. Higher new personal lines business was offset by the effects of changes in pricing on renewal business volume.

•	$9 million increase in second-quarter 2009 personal lines new business written including $3 million from seven states where we began in 2008 to market personal lines or significantly expanded our personal lines product offerings and automation capabilities.

•	17.9 percentage-point increase in the combined ratio due largely to an 8.4 percentage-point increase in catastrophe losses and a 3.1 percentage-point increase in personal lines large losses above $250,000 per loss.

Cincinnati Financial Second-Quarter Earnings Release 5

Life Insurance Operations

	Three months ended June 30,			Six months ended June 30,
(In millions)	2009	2008	change %	2009	2008	change %

Written premiums	$73	$47	56.1	$123	$90	35.8

Earned premiums	$37	$33	9.9	$70	$63	11.1
Investment income, net of expenses	29	29	(0.1)	59	58	1.3
Other income	—	1	(131.0)	—	1	(83.5)

Total revenues, excluding realized investment gains and losses	66	63	3.9	129	122	5.4

Contract holders benefits	39	38	1.8	78	74	5.3
Underwriting expenses	13	10	29.8	24	21	16.0

Total benefits and expenses	52	48	7.5	102	95	7.7

Net income before income tax and realized investment gains and losses	14	15	(7.3)	27	27	(2.6)
Income tax	3	5	(41.2)	8	9	(20.8)

Net income before realized investment gains and losses	$11	$10	10.3	$19	$18	6.7

•	$33 million increase in total six-month 2009 life insurance segment net written premiums primarily due to increased fixed annuity sales. Written premiums include life insurance, annuity and accident and health premiums.

•	7.6 percent increase to $78 million in six-month 2009 written premiums for life insurance products in total.

•	12.0 percent rise to $43 million in six-month term life insurance written premiums, reflecting marketing advantages of competitive, up-to-date products, providing close personal attention and offering policies backed by financial strength and stability.

•	Growth in earned premiums more than offset less favorable mortality experience as life insurance operations continue to provide a steady contribution to overall earnings.

•	2.9 percent rise in face amount of life policies in force to $67.812 billion at June 30, 2009, from $65.888 billion at year-end 2008.

Cincinnati Financial Second-Quarter Earnings Release 6

Investment and Balance Sheet Highlights
Investment Operations

	Three months ended June 30,			Six months ended June 30,
(In millions)	2009	2008	change %	2009	2008	change %

Investment income:
Interest	$96	$79	21.0	$192	$155	23.7
Dividends	24	50	(52.4)	50	123	(59.2)
Other	1	3	(47.8)	5	7	(36.6)
Investment expenses	(2)	(2)	(4.3)	(4)	(3)	(7.8)

Total investment income, net of expenses	119	130	(8.4)	243	282	(13.9)

Investment interest credited to contract holders	(17)	(16)	6.8	(33)	(31)	6.3

Realized investment gains and losses summary:
Realized investment gains and losses	23	57	(59.3)	75	40	85.1
Change in fair value of securities with embedded derivatives	11	(3)	nm	7	(6)	nm
Other-than-temporary impairment charges	(52)	(65)	18.9	(102)	(278)	63.4

Total realized investment gains and losses	(18)	(11)	(62.0)	(20)	(244)	91.9

Investment operations income	$84	$103	(18.3)	$190	$7	nm

•	8.4 percent decline in second-quarter 2009 net investment income, primarily due to dividend reductions by equity security holdings.

•	$18 million realized investment loss in second-quarter 2009 compared with an $11 million loss in second-quarter 2008.

•	Second-quarter 2009 pretax realized investment loss included $52 million non-cash charge for other-than-temporary impairments that recognize significant market value declines, primarily for the equity portfolio.

	At June 30,	At December 31,
(Dollars in millions except share data)	2009	2008

Balance sheet data
Invested assets	$9,708	$8,890
Total assets	13,522	13,369
Short-term debt	49	49
Long-term debt	790	791
Shareholders’ equity	4,144	4,182
Book value per share	25.49	25.75

Debt-to-capital ratio	16.8%	16.7%

	Six months ended June 30,
	2009	2008

Performance measures
Value creation ratio	2.0%	(16.6)%
•	$9.962 billion in cash and invested assets at June 30, 2009, compared with $9.899 billion at December 31, 2008. Cash and equivalents of $254 million at June 30, 2009, compared with $1.009 billion at December 31, 2008.

•	$7.127 billion bond portfolio at June 30, 2009, with an average rating of A2/A, reflecting a diverse mix of taxable and tax-exempt securities.

•	$2.492 billion equity portfolio was 25.7 percent of invested assets and included $533 million in pretax unrealized gains at June 30, 2009.

•	$3.241 billion of statutory surplus for the property casualty insurance group at June 30, 2009, compared with $3.360 billion at December 31, 2008. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended June 30, 2009, of 0.93-to-1, up from 0.89-to-1 for the 12 months ended December 31, 2008.

•	Value creation ratio for the first half of 2009 includes 3.0 percent from shareholder dividends and negative 1.0 percent growth in book value per share.
For additional information or to register for this morning’s conference call webcast, please visit www.cinfin.com/investors.
Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Cincinnati Financial Second-Quarter Earnings Release 7

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2008 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 25. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.
Factors that could cause or contribute to such differences include, but are not limited to:
•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims

•	Inadequate estimates or assumptions used for critical accounting estimates

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness

•	Inability to defer policy acquisition costs for our personal lines segment if pricing and loss trends would lead management to conclude this segment could not achieve sustainable profitability

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•	Events, such as the credit crisis, followed by prolonged periods of economic instability, that lead to:
°	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)

°	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

°	Significant rise in losses from surety and director and officer policies written for financial institutions
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•	Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
°	Multi-notch downgrades of the company’s financial strength ratings

°	Concerns that doing business with the company is too difficult

°	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

°	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
°	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

°	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

°	Increase our expenses

°	Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

°	Limit our ability to set fair, adequate and reasonable rates

°	Place us at a disadvantage in the marketplace

°	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings

•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.
* * *

Cincinnati Financial Second-Quarter Earnings Release 8

Cincinnati Financial Corporation
Condensed Balance Sheets and Statements of Income (unaudited)

	June 30,	December 31,
(Dollars in millions)	2009	2008

Assets
Investments	$9,708	$8,890
Cash and cash equivalents	254	1,009
Premiums receivable	1,075	1,059
Reinsurance receivable	730	759
Deferred income tax	73	126
Other assets	1,682	1,526

Total assets	$13,522	$13,369

Liabilities
Insurance reserves	$5,847	$5,637
Unearned premiums	1,565	1,544
6.125% senior notes due 2034	371	371
6.9% senior debentures due 2028	28	28
6.92% senior debentures due 2028	391	392
Other liabilities	1,176	1,215

Total liabilities	9,378	9,187

Shareholders’ Equity
Common stock and paid-in capital	1,468	1,462
Retained earnings	3,575	3,579
Accumulated other comprehensive income	304	347
Treasury stock	(1,203)	(1,206)

Total shareholders’ equity	4,144	4,182

Total liabilities and shareholders’ equity	$13,522	$13,369

	Three months ended June 30,		Six months ended June 30,
(Dollars in millions except per share data)	2009	2008	2009	2008

Revenues
Earned premiums	$770	$794	$1,535	$1,575
Investment income, net of expenses	119	130	243	282
Realized investment gains and losses	(18)	(11)	(20)	(244)
Other income	3	4	6	8

Total revenues	874	917	1,764	1,621

Benefits and Expenses
Insurance losses and policyholder benefits	658	595	1,239	1,131
Underwriting, acquisition and insurance expenses	248	239	503	491
Other operating expenses	4	6	10	10
Interest expense	14	13	28	25

Total benefits and expenses	924	853	1,780	1,657

Income (Loss) before Income Taxes	(50)	64	(16)	(36)

Provision (Benefit) for Income Taxes	(31)	1	(33)	(57)

Net Income (Loss)	$(19)	$63	$17	$21

Per Common Share:
Net income (loss)—basic	$(0.12)	$0.38	$0.10	$0.13
Net income (loss)—diluted	$(0.12)	$0.38	$0.10	$0.13

Cincinnati Financial Second-Quarter Earnings Release 9

Definitions of Non-GAAP Information and
Reconciliation to Comparable GAAP Measures

(See attached tables for 2009 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas — property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures may improve its understanding of trends in the underlying business and help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•	Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•	Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•	Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

•	Written premium adjustment — statutory basis only: In 2002, the company refined its estimation process for matching property casualty written premiums to policy effective dates, which added $117 million to 2002 written premiums. To better assess ongoing business trends, management may exclude this adjustment when analyzing trends in written premiums and statutory ratios that make use of written premiums.

Cincinnati Financial Second-Quarter Earnings Release 10

Cincinnati Financial Corporation
Net Income Reconciliation

	Three months ended	Six months ended
(In millions except per share data)	June 30, 2009	June 30, 2009

Net income (loss)	$(19)	$17
Net realized investment gains and losses	(14)	(15)

Operating income (loss)	(5)	32
Less catastrophe losses	(77)	(111)

Operating income before catastrophe losses	$72	$143

Diluted per share data:
Net income (loss)	$(0.12)	$0.10
Net realized investment gains and losses	(0.09)	(0.10)

Operating income (loss)	(0.03)	0.20
Less catastrophe losses	(0.47)	(0.68)

Operating income before catastrophe losses	$0.44	$0.88

Property Casualty Reconciliation

	Three months ended June 30, 2009
(Dollars in millions)	Consolidated*	Commercial	Personal

Premiums:
Adjusted written premiums — statutory	$735	$536	$190
Written premium adjustment	(12)	(12)	0

Reported written premiums — statutory	723	524	190
Unearned premiums change	10	32	(18)

Earned premiums	$733	$556	$172

Statutory combined ratio:
Statutory combined ratio	116.6%	112.0%	130.5%
Contribution from catastrophe losses	16.1	10.2	35.4

Statutory combined ratio excluding catastrophe losses	100.5%	101.8%	95.1%

Commission expense ratio	18.2%	18.1%	18.0%
Other expense ratio	13.8	14.4	11.7

Statutory expense ratio	32.0%	32.5%	29.7%

GAAP combined ratio:
GAAP combined ratio	116.6%	110.9%	133.2%
Contribution from catastrophe losses	16.1	10.2	35.4
Prior accident years before catastrophe losses	(3.7)	(3.2)	(5.4)

GAAP combined ratio excluding catastrophe losses and prior years reserve development	104.2%	103.9%	103.2%

	Six months ended June 30, 2009
(Dollars in millions)	Consolidated*	Commercial	Personal

Premiums:
Adjusted written premiums — statutory	$1,490	$1,138	$334
Written premium adjustment	11	11	0

Reported written premiums — statutory	1,501	1,149	334
Unearned premiums change	(36)	(37)	9

Earned premiums	$1,465	$1,112	$343

Statutory combined ratio:
Statutory combined ratio	110.8%	105.4%	126.8%
Contribution from catastrophe losses	11.6	6.4	29.0

Statutory combined ratio excluding catastrophe losses	99.2%	99.0%	97.8%

Commission expense ratio	17.9%	17.2%	20.0%
Other expense ratio	13.5	13.5	12.2

Statutory expense ratio	31.4%	30.7%	32.2%

GAAP combined ratio:
GAAP combined ratio	112.1%	106.6%	126.9%
Contribution from catastrophe losses	11.6	6.4	29.0
Prior accident years before catastrophe losses	(1.2)	(0.6)	(3.4)

GAAP combined ratio excluding catastrophe losses and prior years reserve development	101.7%	100.8%	101.3%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts.

*	Consolidated property casualty data includes results from our surplus line of business.

Cincinnati Financial Second-Quarter Earnings Release 11